Exhibit 16

June 27, 2011

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read PSB Holdings, Inc.'s statements included under Item 4.01 of its Form 8-K filed on June 27, 2011 and we agree with such statements concerning our firm.

SHATSWELL, MacLEOD & COMPANY, P.C.

83 PINE STREET ● WEST PEABODY, MASSACHUSETTS 01960-3635 ● TELEPHONE (978) 535-0206 ● FACSIMILE (978) 535-9908
smc@shatswell.com                             www.shatwell.com